Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-230407 on Form S-8 of The Walt Disney Company of our report dated June 25, 2026, relating to our audit of the financial statements and supplemental schedule of the Disney Savings and Investment Plan as of and for the year ended December 31, 2025, which appears in this Annual Report on Form 11-K of the Disney Savings and Investment Plan for the year ended December 31, 2025.

/s/ WithumSmith+Brown, PC
Princeton, New Jersey
June 25, 2026